EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                CONTACT:
Friday, October 4, 2002                              Media, Lynn Charles
                                                     (281) 492-5333
                                                     Analysts, Caren W. Steffes
                                                     (281) 492-5393


                        DIAMOND OFFSHORE ANNOUNCES IMPACT
                      OF HURRICANE LILI ON OCEAN LEXINGTON

Houston, Texas, October 4, 2002 -- Diamond Offshore Drilling, Inc. (NYSE:DO) reported that its semisubmersible drilling unit, Ocean Lexington, as a result of Hurricane Lili, parted its moorings. The rig drifted approximately 45 miles before apparently grounding in an estimated water depth of 35 feet offshore Louisiana.

As a part of normal hurricane procedures, the rig and well were secured in anticipation of storm conditions. All personnel had been evacuated to shore base locations earlier in the week.

The Company is in the process of conducting a detailed assessment of the Ocean Lexington and any estimate of damages or related repairs is expected to take several days to complete.

Indications are that Hurricane Lili passed directly over the Ocean Lexington's location reportedly as a category 4 storm.

Statements in this press release that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements concerning damage assessment of the drilling unit and estimates of damages or repairs. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.